Exhibit 99.1

Inhibikase Therapeutics Announces Closing of Follow-On Offering of Common Stock

ATLANTA, June 18, 2021 /PRNewswire/ — Inhibikase Therapeutics, Inc. (Nasdaq: IKT) (Inhibikase), a clinical-stage pharmaceutical company developing therapeutics to modify the course of Parkinson’s disease and related disorders inside and outside of the brain, today announced the closing of its previously announced underwritten public offering of 15 million shares of its common stock at a price to the public of $3.00 per share. The gross proceeds to Inhibikase from the public offering, before deducting underwriting discounts and commissions and offering expenses payable by Inhibikase, were $45 million. Inhibikase has granted the underwriters a 45-day option to purchase up to an additional 2,250,000 shares of common stock, at the public offering price less discounts and commissions.

Inhibikase intends to use the net proceeds from the public offering, together with existing funds, to fund the costs of a Phase 1b extension study for IkT-148009 in Parkinson’s patients and to validate target engagement markers in the central and peripheral nervous system; to fund production of IkT-148009 for Phase 1b and Phase 2 clinical studies and to fund a Phase 2 efficacy trial of IkT-148009 in Parkinson’s patients. This funding will further support the clinical dose calibration study(ies) of IkT-001Pro in healthy subjects to support approval under the Section 505(b)(2) of the Federal Food, Drug and Cosmetic Act and to fund drug product production for IkT-001Pro. The balance will support general research and development activities, medicinal chemistry for additional molecules and IND-enabling studies, team building, and other general corporate activities.

ThinkEquity, a division of Fordham Financial Management, Inc., acted as sole book-running manager for the offering. JonesTrading Institutional Services LLC acted as the co-manager for the offering.

The offering was made pursuant to a registration statement on Form S-1 (File No. 333-257032) that was declared effective by the Securities and Exchange Commission (the “SEC”) on June 15, 2021. A final prospectus related to the offering has been filed with the SEC and is available on the SEC’s website, located at www.sec.gov. Copies of the final prospectus relating to this offering may be obtained from the offices of ThinkEquity, a division of Fordham Financial Management, Inc., 17 State Street, 22nd Floor, New York, New York 10004, by telephone at (877) 436-3673, or by email at prospectus@think-equity.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

Inhibikase Therapeutics, Inc.		Page 1 of 3
3350 Riverwood Parkway, Suite 1900
Atlanta, GA 30339	www.inhibikase.com

About Inhibikase (www.inhibikase.com)

Inhibikase Therapeutics, Inc. (NASDAQ: IKT) is a clinical-stage pharmaceutical company developing therapeutics for Parkinson’s disease and related disorders. Inhibikase’s multi-therapeutic pipeline focuses on neurodegeneration and its lead program for IkT-148009, an Abelson Tyrosine Kinase (c-Abl) inhibitor, intends to treat Parkinson’s disease inside and outside the brain. Inhibikase is currently completing its Phase I, randomized single ascending dose and multiple ascending dose, study to determine the safety, tolerability and pharmacokinetics of IkT-148009 in older and healthy subjects. The Company is also advancing a novel drug delivery platform to treat certain forms of cancer at the same time as it is developing novel drugs for the treatment of neurodegenerative disease. Inhibikase is headquartered in Atlanta, Georgia with offices in Boston, Massachusetts.

Social Media Disclaimer

Investors and others should note that we announce material financial information to our investors using our investor relations website, press releases, SEC filings and public conference calls and webcasts. The company intends to also use Twitter, Facebook, LinkedIn and YouTube as a means of disclosing information about the company, its services and other matters and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions or the negative of these terms and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Inhibikase’s current expectations and assumptions and include statements regarding the possible offering of additional shares pursuant to the underwriters’ over-allotment option, should it be exercised, the intended use of proceeds and Inhibikase’s ability to later raise additional capital, if required, and the intended treatment of Parkinson’s disease inside and outside the brain. Such statements are subject to certain risks and uncertainties, which could cause Inhibikase’s actual results to differ materially from those anticipated by the forward-looking statements. One such uncertainty is that positive results from early clinical studies of our product candidates are not necessarily predictive of the results of later clinical studies and any current and future clinical trials of our product candidates. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those risk factors set forth from time to time in Inhibikase’s filings with the Securities and Exchange Commission (SEC), including its registration statement on Form S-1 related to this offering and its annual report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 31, 2021, including under the caption “Risk Factors.” Any forward-looking statement in this release speaks only as of the date of this release. Inhibikase undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contacts:

Company Contact:

Milton H. Werner, PhD

President & CEO

678-392-3419

info@inhibikase.com

Investor Relations:

Alex Lobo

SternIR, Inc.

alex.lobo@sternir.com

Inhibikase Therapeutics, Inc.		Page 2 of 3
3350 Riverwood Parkway, Suite 1900
Atlanta, GA 30339	www.inhibikase.com

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Inhibikase Therapeutics, Inc.		Page 3 of 3
3350 Riverwood Parkway, Suite 1900
Atlanta, GA 30339	www.inhibikase.com